WIRELESS TELECOM GROUP INC.

25 EASTMANS ROAD, PARSIPPANY, NJ 07054
TEL. (201) 261-8797    FAX (201) 261-8339

NEWS RELEASE
Contact: Todd Fogarty
Kekst & Co.
(212) 521-4854

For Immediate Release
THURSDAY, SEPTEMBER 1, 2005

               WTT ANNOUNCES RESIGNATION OF CYRILLE DAMANY AS CEO,
                   APPOINTMENT OF PAUL GENOVA AS INTERIM CEO

Parsippany, New Jersey - Wireless Telecom Group, Inc. (AMEX Symbol: WTT)
announced today that Cyrille Damany has resigned as WTT's Chief Executive
Officer by mutual agreement with WTT's board of directors. In addition to resigning his position with WTT, Mr. Damany has also resigned as Chief Executive
Officer and as a member of the advisory board of Willtek Communications GmbH, a wholly owned subsidiary of WTT. His resignations are effective immediately.

By unanimous vote of WTT's board of directors, Paul Genova, WTT's President and
Chief Financial Officer, has been appointed interim Chief Executive Officer of
WTT, effective immediately. WTT's board of directors has formed an executive search committee and will be selecting an executive search firm to help identify qualified candidates to lead WTT on a permanent basis. The search committee intends to conduct a thorough search for a qualified successor.

Mr. Damany joined WTT as Chief Executive Officer at the closing of WTT's acquisition of Willtek effective July 1, 2005. He had been the Chief Executive
Officer and General Manager of Willtek since August 1997.

Savio W. Tung, WTT's Chairman of the Board, stated, "The board greatly appreciates Cyrille Damany's contributions to Willtek over the years and to WTT over the past couple months and wish him well in his future endeavors. We believe that the management changes being undertaken are in the best interests of WTT's shareholders, and that WTT will emerge from this transition in a better position to take advantage of growth opportunities we identify through our ongoing strategic planning process. Paul Genova has played a central role in the strategic planning process, from both a financial and operational perspective, and is well suited to lead the company during the interim period."

Paul Genova, 49, has served as WTT's Chief Financial Officer since September
2003 and since March 2004 has served as WTT's President. He served as a director of WTT from March 2004 to July 2005. From 1994 to February 2002, Mr. Genova
served as Chief Financial Officer of Wilson Logistics, Inc., a supply chain management and industrial services provider. From 1985 to 1994, Mr. Genova worked with Deloitte & Touche as a Senior Audit Manager.

ABOUT WIRELESS TELECOM GROUP, INC.

WTT is a global provider of electronic noise generation equipment in the telecommunications field. It develops, manufactures and markets a wide variety of electronic noise sources, passive microwave components and electronic testing and measuring instruments, including power meters, volt meters and modulation meters. WTT's products have historically been primarily used to test the performance and capability of cellular/PCS and satellite communications systems, and to measure the power of RF and microwave systems. Other applications include radio, radar, wireless local area network (WLAN) and digital television. WTT's current operations are conducted through WTT and its wholly owned subsidiaries
Boonton Electronics Corporation, Microlab/FXR and Willtek Communications GmbH.
Boonton Electronics Corporation is a leader in the manufacture of test equipment dedicated to measuring the power of RF and Microwave Systems used in multiple telecommunications markets. Microlab/FXR is a global provider of passive microwave components including power splitters, directional couplers and filters. These products are employed as system components in commercial applications such as wireless base stations for cellular, paging and private communications, in-building wireless signal distribution, television transmitters and aircraft navigation counter measures and missile guidance.
Willtek is a leading provider of solutions that enable manufacturers and operators of wireless communications devices to test mobile phones, air interface, and base stations of cellular networks. Willtek serves a base of more than 5,000 customers worldwide with state-of-the-art products including testing equipment for GSM, GPRS, CDMA and WCDMA phones and wireless devices, as well as handheld spectrum analyzers. WTT's website address is http://www.wtt.bz.

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of WTT and its management. The words
"believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in WTT's definitive proxy materials, dated May 9,
2005, and certain other filings made with the Securities and Exchange
Commission.